As filed with the Securities and Exchange Commission on October 9, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

WILLIAMS-SONOMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2203880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices) (Zip code)

Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan

(Full title of the plan)

Laura J. Alber

President and Chief Executive Officer

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, CA 94109

(Name and address of agent for service)

(415) 421-7900

(Telephone number, including area code, of agent for service)

Copy to:

Juliano Banuelos

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105-2669

(415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.01 par value	6,550,000	$75.88 (2)	$497,014,000	$50,050

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions set forth in the Amended and Restated Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $75.88 per share, which was the average of the high and low price per share of Registrant’s Common Stock as reported on The New York Stock Exchange on October 2, 2015. The indicated number of shares to be registered represents additional shares issuable under the Amended and Restated Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan that are not covered by previous registration statements.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

This Registration Statement on Form S-8 is being filed by Williams-Sonoma, Inc. (the “Registrant”) to register 6,550,000 shares of Common Stock of the Registrant, $0.01 par value (the “Common Stock”), which may be acquired upon the exercise, vest or grant of equity awards to certain employees and directors of the Company under the Registrant’s Amended and Restated 2001 Long-Term Incentive Plan (formerly known as the Registrant’s 2001 Stock Option Plan) (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-176410, filed with the Securities and Exchange Commission (the “Commission”) on August 19, 2011, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-169318, filed with the Commission on September 10, 2010, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-134897, filed with the Commission on June 9, 2006, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-118351, filed with the Commission on August 18, 2004, and the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-58026, filed with the Commission on March 30, 2001, are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*Information Required by Part I of Form S-8. The document(s) setting forth the information specified in Part I of this Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Form S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at Registrant’s principal executive offices and available, without charge, upon written request to: Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended February 1, 2015 filed on April 2, 2015;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(c)	The descriptions of the Registrant’s Common Stock which are contained in the Registrant’s registration statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act which also is incorporated or is deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (“DGCL”), the Registrant’s directors shall not be liable to the registrant or their respective stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant, which is not eliminated by these provisions of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. This provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Registrant’s bylaws provide that it shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as may be amended, any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss reasonable incurred or suffered by such person.

The Registrant maintains director’s and officer’s liability insurance insuring the Registrant’s directors and officers against certain liabilities and expenses incurred by such person in their capacities as such, and insuring the Registrant under certain circumstances in the event that indemnification payments are made by the Registrant to such directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 9, 2015, File No. 001-14077)

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)

Item 9. Undertakings.

(a)    The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 9th day of October, 2015.

WILLIAMS-SONOMA, INC.

By:	/s/ Laura J. Alber
Laura J. Alber
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT that each individual whose signature appears below constitutes and appoints Laura J. Alber and Julie P. Whalen, and each of them, acting individually, as his or her true and lawful agent, proxy and attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laura J. Alber Laura J. Alber	President, Chief Executive Officer and Director (principal executive officer)	October 9, 2015

/s/ Julie P. Whalen Julie P. Whalen	Executive Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)	October 9, 2015

/s/ Adrian D.P. Bellamy Adrian D.P. Bellamy	Chairman of the Board	October 9, 2015

/s/ Rose Marie Bravo Rose Marie Bravo	Director	October 9, 2015

/s/ Patrick J. Connolly Patrick J. Connolly	Director	October 9, 2015

Signature	Title	Date

/s/ Adrian T. Dillon Adrian T. Dillon	Director	October 9, 2015

/s/ Anthony A. Greener Anthony A. Greener	Director	October 9, 2015

/s/ Ted W. Hall Ted W. Hall	Director	October 9, 2015

/s/ Sabrina Simmons Sabrina Simmons	Director	October 9, 2015

/s/ Lorraine Twohill Lorraine Twohill	Director	October 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the Commission on April 9, 2015, File No. 001-14077)

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)